                                                                     EXHIBIT 4.1

                   Temporary Certificate -- Exchangeable for
                        Definitive Engraved Certificate
                            When Ready for Delivery

                NUMBER                                  SHARES

                  PG

       SEE RESTRICTIVE LEGEND ON                    SEE REVERSE FOR
        REVERSE OF CERTIFICATE                    CERTAIN DEFINITIONS

                                                   CUSIP 74158J 20 2


                           PRIME GROUP REALTY TRUST

               ORGANIZED UNDER THE LAWS OF THE STATE OF MARYLAND

                               PREFERRED SHARES


This Certifies that


is the owner of

                    FULLY PAID AND NON-ASSESSABLE SERIES B
                    CUMULATIVE REDEEMABLE PREFERRED SHARES
                            OF BENEFICIAL INTEREST,
                         $0.01 PAR VALUE PER SHARE, OF

                           PRIME GROUP REALTY TRUST

transferable only on the books of the Trust by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust of the Trust and any amendments thereto. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     Witness this facsimile seal of the Trust and facsimile signature of its duly authorized officers.

Dated:

                             CERTIFICATE OF STOCK

        /s/ Michael W. Reschke                   /s/ James  F. Hoffman
         CHAIRMAN OF THE BOARD                  SENIOR VICE PRESIDENT,
                                             GENERAL COUNSEL AND SECRETARY

         /s/ Richard S. Curto                COUNTERSIGNED AND REGISTERED
          PRESIDENT AND CHIEF                    LASALLE NATIONAL BANK
           EXECUTIVE OFFICER                                      TRANSFER AGENT
                                                                   AND REGISTRAR

                                       BY

                                                            AUTHORIZED SIGNATURE


              [SEAL OF PRIME GROUP REALTY TRUST A MARYLAND TRUST]

                           PRIME GROUP REALTY TRUST

     The Trust is authorized to issue more than one class of shares of beneficial interest. The Declaration of Trust on file in the office of the State Department of Assessments and Taxation of the State of Maryland sets forth a full statement of (a) all of the designations, preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemptions and other relative rights of the shares of each class of shares authorized to be issued and (b) the authority of the Board of Trustees to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series of the extent they have been set and the authority of the Board of Trustees to set the relative rights and preferences of subsequent series of preferred shares.

     The Equity Shares represented by this certificate are subject to restrictions on transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as provided in the Trust's Declaration of Trust, no person may (i) Beneficially or Constructively Own Equity Shares in excess of 9.9% of the number of outstanding Equity Shares, (ii) Beneficially or Constructively Own Equity Shares that would result in the Equity Shares being Beneficially or Constructively Owned by fewer than 100 Persons (determined without reference to any rules of attribution) or (iii) Beneficially or Constructively Own Equity Shares that would result in the Trust being "closely held" under Section 856(h) of the Code, unless the conditions under Section 4.6 of the Trust's Declaration of Trust are satisfied. Any Person who attempts to Beneficially or Constructively Own Equity Shares in excess of the above limitations must immediately notify the Trust in writing of such proposed or attempted Transfer. If any restrictions above are violated, the Equity Shares represented hereby will be converted automatically into Excess Shares which will be transferred automatically, by operation of law, to a Share Trust to be held for the exclusive benefit of a Beneficiary to be named by the Trust. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Trust's Declaration of Trust, as the same may be further amended from time to time, a copy of which, including the restrictions of Transfer, will be sent without charge to each shareholder who so requests. Such requests must be made to the Secretary of the Trust at its principal office.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


     TEN COM -- as tenants in common

     TEN ENT -- as tenants by the entireties
     JT TEN  -- as joint tenants with right of survivorship
                and not as tenants in common

                           UNIF GIFT MIN ACT --   ..........Custodian...........
                                                  (Cust.)                (Minor)
                                                  under Uniform Gifts to Minors
                                                  Act...........................
                                                                 (State)
                           UNIF TRF MIN ACT  --   .....Custodian (until age ...)
                                                  (Cust.)
                                                  .......under Uniform Transfers
                                                  (Minor)
                                                  to Minors Act.................
                                                                 (State)

     Additional abbreviations may also be used though not in the above list.

                                  ASSIGNMENT

     FOR VALUE RECEIVED, _________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFICATION NUMBER OF ASSIGNEE

--------------------------------------

--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Series B Cumulative Redeemable Preferred Shares of Beneficial Interest represented by the within Certificate, and do hereby irrevocably constitute and appoint

--------------------------------------------------------------------------------
Attorney to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.

Dated:
       -------------------

                              X
                                ------------------------------------------------
                              X
                                ------------------------------------------------
                    NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed
By:
    ----------------------------------
THE SIGNATURE (S) SHOULD BE GUARANTEED
BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM), PURSUANT
TO S.E.C. RULE 17Ad-15.

---------------------------------------------
AMERICAN BANK NOTE COMPANY    NOV 4, 1997 fm
3504 ATLANTIC AVENUE
SUITE 12
LONG BEACH, CA 90807          053384bk
(562) 989-2333
(fax) (562) 426-7450          Proof ___ REV 2